Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Increases Hobson Licensed Capacity Four-Fold as the Largest Uranium Plant in Texas & Achieves Key Milestones for the Initial Production Area at the Burke Hollow ISR Project

Corpus Christi, Texas, November 17, 2022 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that the Texas Commission on Environmental Quality (“TCEQ”) has approved the Company’s submission for a renewed and expanded radioactive material license (“RML”) for its Hobson Central Processing Plant.

UEC’s amended RML from the TCEQ increases the Hobson Processing Plant’s licensed production capacity to 4 million pounds of U3O8 annually. This distinguishes the plant as having the largest licensed capacity in Texas and the second largest in the United States. The Hobson Plant anchors UEC’s hub-and-spoke in-situ recovery (“ISR”) production platform in South Texas and will process uranium loaded resin recovered from multiple satellite projects including the Palangana and Burke Hollow ISR projects.

Amir Adnani, President and CEO stated: “We continue to execute on our strategy of growing UEC’s leadership as a pure-play, un-hedged uranium supplier in politically stable jurisdictions. Today’s achievement increases and advances our production capabilities in South Texas as we work towards the Company’s return to production. We are pleased with the TCEQ’s approval of a renewed and expanded licensed capacity at our Hobson Central Processing Plant. Expanding the licensed production capability to four million pounds per year is an important step in providing the Company upward flexibility without permitting delays for our South Texas hub-and-spoke production platform.”

UEC is also pleased to announce that baseline sampling at its Burke Hollow project’s first production area is complete, and that the production area pump test has been conducted successfully. Baseline sampling of all production area monitor wells and a production area pump test are important steps in finalizing the authorization for production within the already approved Mine Permit area. Due to the success of these endeavors, UEC is now one step closer to initiating production at Burke Hollow and is also now preparing for the second production area delineation drilling.

The Burke Hollow project is the newest and largest ISR wellfield being developed in the U.S.

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (ISR) mining uranium projects in the United States and a pipeline of high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming, anchored by fully licensed and operational central processing plants. UEC also has seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development, and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.